AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment (“Amendment”) is to the Investment Sub-Advisory Agreement (defined below), effective as of November 8, 2022, by and among Lattice Strategies LLC, a Delaware limited liability company located at 690 Lee Road, Wayne, Pennsylvania 19087 (“Advisor”), and Mellon Investments Corporation (formerly known as Mellon Capital Management Corporation), a Delaware corporation located at 201 Washington Street, 14th Floor, Boston, Massachusetts 02108 (“Sub-Advisor”). Any term not defined in this Amendment shall have the meaning ascribed to it in the Agreement.

WHEREAS, the Advisor and Sub-Advisor entered into an Investment Sub-Advisory Agreement dated July 29, 2016, (the “Agreement”) for Lattice Strategies Trust, a Delaware statutory trust located at 690 Lee Road, Wayne, Pennsylvania 19087 (“Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, each of the Funds named in Appendix A hereto (each, a “Fund”, and collectively, “Funds”) is a separate series of the Trust having separate assets and liabilities; and

WHEREAS, the Advisor and the Sub-Advisor desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the promises and covenants contained herein, it is agreed among the parties hereto as follows:

1.	Appendix A (Names of Funds) to the Agreement are hereby deleted and replaced with the new Appendix A (Names of Funds) attached to this Amendment.

2.	All other provisions of the Agreement remain in full force and effect.

3.	Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year set forth above.

LATTICE STRATEGIES LLC	MELLON INVESTMENTS CORPORATION

By: /s/ Alice A. Pellegrino	By: /s/ Erica Fotta
Name: Alice A. Pellegrino	Name: Erica Fotta
Title: Vice President	Title: Mellon COO

APPENDIX A

to the

INVESTMENT SUB-ADVISORY AGREEMENT

NAMES OF FUNDS

FUND NAME	INCEPTION DATE
HARTFORD DISCIPLINED US EQUITY ETF	November 16, 2022*
HARTFORD LONGEVITY ECONOMY ETF	March 16, 2021*
HARTFORD MULTIFACTOR DEVELOPED MARKETS (ex-US) ETF	April 1, 2018*
HARTFORD MULTIFACTOR EMERGING MARKETS ETF	April 1, 2018*
HARTFORD MULTIFACTOR US EQUITY ETF	April 1, 2018*
HARTFORD MULTIFACTOR SMALL CAP ETF, f/k/a Hartford Multifactor Global Small Cap ETF	April 1, 2018*
HARTFORD MULTIFACTOR DIVERSIFIED INTERNATIONAL ETF, f/k/a Hartford Multifactor Low Volatility International Equity ETF	April 1, 2018*

*Deemed Inception Date for fee calculation purposes.